Exhibit 3.07

                                STATE OF DELAWARE
                         AMENDMENT TO THE CERTIFICATE OF
                               LIMITED PARTNERSHIP


The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Morgan Stanley Spectrum Select
L.P.

SECOND: Article First of the Certificate of Limited Partnership shall be amended as follows: "The name of the limited partnership is Morgan Stanley Smith Barney Spectrum Select L.P."

THIRD: The certificate of amendment shall be effective as of October 1, 2009.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 29th day of September, 2009.



                                DEMETER MANAGEMENT LLC
                                 General Partner


                                 By:  /s/ Walter J. Davis
                                    ---------------------------------------
                                       Walter J. Davis
                                       President